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CUSIP No.      928559 10 3            13D                PAGE  9  of  10  PAGES
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                                                                      Exhibit 1




                             JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the Schedule 13D to which this Agreement is an exhibit (and any further amendment filed by them) with respect to the shares of Common Stock, $.001 par value, of First Capital Resources.com, Inc..

         This agreement may be executed simultaneously in any number of counterparts, all of which together shall constitute one and the same instrument.



Dated: October 11, 2000                /s/ Derri Davisson
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                                           Derri Davisson



Dated: October 11,  2000               FIRST AMERICAN CAPITAL TRUST
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                                       By: /s/ Derri Davisson
                                          -------------------------------------
                                               Derri Davisson, as Trustee



Dated: October 11, 2000                FACT SOUTH, LLC
      -------------------------
                                       By: First American Capital Trust, member


                                       By: /s/ Derri Davisson
                                           ------------------------------------
                                               Derri Davison, Trustee